AMENDMENT NO. 1 TO
STOCKHOLDER PROTECTION RIGHTS AGREEMENT

              This Amendment No. 1 to Stockholder Protection Rights Agreement (this “Amendment”) dated as of November 19, 2004 between ALLEGHENY ENERGY, INC., a Maryland corporation (the “Company”), and CHASEMELLON SHAREHOLDER SERVICES L.L.C., a New Jersey limited liability company (the “Rights Agent”), hereby amends the Stockholder Protection Rights Agreement, dated as of May 2, 2000 between the Company and the Rights Agent (the “Rights Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

              WHEREAS, Section 5.4 of the Rights Agreement provides that the Rights Agreement may be amended in any respect without the approval of holders of any rights at any time prior to the Flip-in Date; and

              WHEREAS, the Board of Directors of the Company has deemed it desirable to amend the Rights Agreement as set forth in this Amendment.

              NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

              1.     Amendment of Section 5.2. Section 5.2 is hereby deleted in its entirety and amended to read as follows:

                   "5.2     Termination and Expiration.  (a)   The Company may, at its option, at any time prior to a Flip-in Date, elect to terminate this Agreement by giving written notice to the Rights Agent specifying a termination date, which date shall be at least ten days after the date of the notice. Such termination shall be effected without incurring any liability, or requiring any payment, to any holder of Rights. From and after the termination date specified as provided in any notice delivered pursuant to this Section 5.2(a), no Person shall have any rights pursuant to this Agreement or any Right and each Right shall be null and void.

                       (b)     In the absence of prior termination pursuant to Section 5.2(a), the Rights and this Agreement shall expire at the Expiration Time, and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1 hereof, respectively.”

              2.     Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF MARYLAND AND FOR ALL PRUPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

              3.     Counterparts.        This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all of such counterparts together shall constitute but one and the same instrument.

              Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

              4.     Definitions.        All terms used but not defined herein shall have the definitions ascribed to such terms in the Rights Agreement.

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed and attested all as of the date and year first above written.

ALLEGHENY ENERGY, INC. BY: /S/ Daniel M.Dunlap —————————————— DANIEL M. DUNLAP Assistant Secretary

MELLON INVESTOR SERVICES LLC formally known as
CHASEMELLON SHAREHOLDER SERVICES L.L.C., as Rights Agent

BY: /S/ Scott A. Bellinger (Client Service/Relationship Manager)
——————————————
SCOTT A. BELLINGER
Assistant Vice President